Exhibit 99.1

WEX Inc. Reports First Quarter 2026 Financial Results

Revenue of $673.8 million increased 5.8% compared to the prior year
GAAP net income of $2.22 per diluted share and adjusted net income of $4.15 per diluted share, an increase of 22.7% and 18.2% respectively compared to the prior year
GAAP operating income margin of 23.5% and adjusted operating income margin of 36.2%
Raises full year 2026 revenue guidance to $2.82 billion to $2.88 billion and adjusted net income guidance to $18.95 to $19.55 per diluted share

PORTLAND, Maine - April 22, 2026 - WEX (NYSE: WEX), a global leader in intelligent payment solutions, today reported financial results for the three months ended March 31, 2026.

“Our momentum continues to build with a strong start to 2026, as revenue and adjusted net income in the first quarter both exceeded the high end of guidance ranges,” said Melissa Smith, WEX’s Chair, Chief Executive Officer, and President. “We are firmly focused on executing our strategy to amplify our core, expand our reach, and accelerate innovation, and I am pleased to see the results. We continue to embed AI into our workstreams and product development processes to both accelerate operational efficiency and deliver smarter, more efficient payment workflows to our customers. This continued progress reinforces our confidence in our ability to deliver sustainable growth, expanded margins, and robust cash flow for our shareholders.”

First Quarter 2026 Financial Results
(Results are compared to the prior year period unless otherwise noted)

Total revenue for the first quarter of $673.8 million, an increase of 5.8%. The revenue increase in the quarter includes favorable impacts of $5.5 million and $5.1 million from U.S. fuel prices and foreign exchange rates, respectively, which were offset by an unfavorable $7.6 million impact from fuel price spreads internationally.

Net income for the first quarter of $77.7 million, or $2.22 per diluted share, increased 22.7% per diluted share. Adjusted net income was $145.3 million, or $4.15 per diluted share, up 18.2% per diluted share. Operating income margin was 23.5% compared to 24.7%. Adjusted operating income margin was 36.2% compared to 36.7%1.

First Quarter 2026 Performance Metrics and Segment Results
(Results are compared to the prior year period unless otherwise noted)

Consolidated
•Total volume across all segments was $58.1 billion, an increase of 7.5%.

Mobility Segment
Provides payments and fleet management solutions to more than 600,000 customers globally.

•Revenue of $344.6 million increased 3.2%.
•Operating income margin of 26.0% and segment adjusted operating income margin of 36.1%1.
•Payment processing transactions of 130.4 million decreased 3.0%.

Benefits Segment
Provides a broad benefits platform with integrated payments—spanning HSAs, FSAs, HRAs, COBRA, and benefits enrollment and administration—delivered directly to businesses or through our partner network.

•Revenue of $216.2 million increased 8.5%.
•Operating income margin of 33.5% and segment adjusted operating income margin of 46.4%1.
•Average number of Software-as-a-Service (SaaS) accounts of 22.4 million grew 3.8%.
•Average HSA custodial cash assets were $5.2 billion, an increase of 11.8%.

1 See Exhibit 1 of this press release for a full explanation and reconciliation of the non-GAAP financial measures, adjusted net income, adjusted net income per diluted share, total segment adjusted operating income, and adjusted operating income, to the most directly comparable GAAP financial measures. See Exhibit 5 of this press release for information on the calculation of adjusted operating income margin and segment adjusted operating income margin.

Corporate Payments Segment
Provide comprehensive and secure business-to-business (B2B) payments solutions powering mid-sized businesses and global enterprises through scalable technology.

•Revenue of $113.0 million increased 9.3%.
•Operating income margin of 28.3% and segment adjusted operating income margin of 39.0%1.
•Purchase volume of $17.9 billion grew 3.6%.
•Total volume processed, which includes volume from which WEX does not earn interchange revenue, was $34.2 billion, an increase of 10.1%.

Balance Sheet and Cash Flow
(Results are compared to the prior year period unless otherwise noted)

•Net cash used for operating activities in the first quarter of 2026 totaled $330.8 million compared to $481.6 million.
•Adjusted free cash flow was $49.5 million compared to $16.2 million2.
•The Company’s leverage ratio, as defined in its Credit Agreement, was 3.1x as of both March 31, 2026 and December 31, 2025.

“Our first quarter results reflect fundamental strength and strong performance across our business,” said Jagtar Narula, WEX’s Chief Financial Officer. “We continue to execute our operating strategy and we expect incremental cash flows related to higher-than-expected fuel prices will be directed toward our capital allocation priorities to deleverage below 3.0x. We remain focused on delivering long-term, sustainable shareholder value. We saw a lower fuel price benefit in Q1 than historical sensitivities would normally suggest due to high volatility in international fuel price spreads outweighing the benefit in the U.S. market, large disconnects between diesel and unleaded pricing impacting the mix, and timing related to late fees reflecting the higher prices; however, as conditions normalize, we expect a return to historical patterns.”

Financial Guidance and Assumptions
The Company provides revenue guidance on a GAAP basis and earnings guidance on a non-GAAP basis, due to the uncertainty and the indeterminate amount of certain elements that are included in reported GAAP earnings.

•For the second quarter of 2026, the Company expects revenue in the range of $727 million to $747 million and adjusted net income in the range of $173 million to $180 million, or $4.93 to $5.13 per diluted share.
•For the full year 2026, the Company expects revenue in the range of $2.82 billion to $2.88 billion and adjusted net income in the range of $667 million to $688 million, or $18.95 to $19.55 per diluted share.

The Company’s guidance is based on the following assumptions:

•U.S. retail fuel prices of $4.30 and $3.70 per gallon, respectively, for the second quarter and full year 2026 based on the applicable NYMEX futures price from the week of April 13, 2026. This does not include any potential future impacts from European fuel spreads.
•Adjusted net income effective tax rate of 25.0% for both the second quarter and full year.
•Mobility credit losses will range from 17 to 22 basis points for the second quarter and 12 to 17 basis points for the full year.
•Weighted average diluted shares outstanding of 35.0 million and 35.2 million for the second quarter and full year, respectively.

For additional information regarding our financial guidance assumptions, please see the Q1 2026 earnings supplemental materials filed with the SEC and available on our website.

The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, debt restructuring costs and debt issuance cost amortization, tax related items and certain other non-operating items and non-recurring or non-cash operating charges that are not core to our operations, as applicable depending on the period presented. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including, but not limited to, foreign currency exchange rates, unrealized gains and losses on financial instruments, and acquisition and divestiture-related items, which may have a significant impact on our financial results.

Additional Information
2 Please see the reconciliation of adjusted free cash flow, a non-GAAP measure, to operating cash flow in Exhibit 1.

Management uses the non-GAAP measures presented within this earnings release to evaluate the Company’s performance on a comparable basis. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for, or superior to, disclosure in accordance with GAAP.

Beginning in fiscal year 2024, the Company began utilizing a fixed annual projected long-term non-GAAP tax rate in order to provide better consistency across reporting periods. The fixed annual projected long-term non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. The Company will re-evaluate our long-term rate as appropriate.

To provide investors with additional insight into its operational performance, WEX has included in this earnings release in Exhibit 1, reconciliations of non-GAAP measures referenced in this earnings release; in Exhibit 2, tables illustrating the impact of foreign currency rates and fuel prices for each of our reportable segments for the three months ended March 31, 2026; and in Exhibit 3, a table of selected other metrics for the quarter ended March 31, 2026 and the four preceding quarters. The Company is also providing segment revenue for the three months ended March 31, 2026 and 2025 in Exhibit 4 and information regarding segment adjusted operating income margin and adjusted operating income margin in Exhibit 5.

Conference Call Details and Availability of Supplemental Materials
In conjunction with this announcement, WEX will host a conference call tomorrow, April 23, 2026, at 10:00 a.m. (ET). As previously announced, the conference call will be webcast live on the Internet, and can be accessed at the Investor Relations section of the WEX website, www.wexinc.com. The live conference call may also be accessed by dialing +1 (888) 596-4144 or +1 (646) 968-2525. The conference ID number is 2902800. The live webcast will be accompanied by presentation slides, which will be made available through the Investor Relations section of the WEX website on the morning of April 23 prior to the beginning of the webcast.

A replay of the live webcast and the accompanying slides will be available on the Company's website through Thursday, April 30, 2026. Concurrent with this release, WEX has posted supplemental materials to the Investor Relations section of the WEX website to assist investors with understanding our results and performance.

About WEX
WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility, and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

Forward-Looking Statements

This earnings release contains forward-looking statements including, but not limited to, statements about management’s plans, goals, expectations, and guidance and assumptions with respect to future financial performance of the Company. Any statements in this earnings release that are not statements of historical facts are forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements. The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this earnings release and in oral statements made by our authorized officers:

•the impact of fluctuations in the amount of fuel purchased and sold by our customers and retail partners, respectively, fuel price volatility, and the actual price of fuel, including fuel spreads in the Company’s international markets, and the resulting impact on the Company’s results, including margins, revenues, and net income;
•the effects of general economic conditions and the amount of business activity in the economies in which we operate, including, but not limited to, conditions resulting from market volatility, an economic recession, the impact of tariffs, international trade wars or other international conflicts, including ongoing military conflicts, supply chain disruptions, increasing unemployment, inflation, changes in interest rates and declining consumer confidence, which may lead to, among other things, a decline or stagnation or volatility in demand for fuel, corporate payment services, travel related services, or employee benefits related products and services;
•the failure to meet the applicable requirements or commitments under Mastercard or Visa contracts and rules;
•the extent to which unpredictable events in the locations in which the Company or the Company’s customers operate or elsewhere may adversely affect the Company’s employees, ability to conduct business, results of operations and financial condition;
•the impact and size of credit losses, including fraud losses, and other adverse effects if the Company fails to adequately assess and monitor credit risk or fraudulent use of our payment cards or systems;
•the impact of changes to the Company’s credit standards;
•limitations on, or compression of, interchange fees, including as a result of regulatory changes;
•the effect of adverse financial conditions affecting the banking system;
•failure to implement new technologies and products;
•the failure to realize or sustain the expected benefits from investments in our capabilities and other initiatives;
•the failure to compete effectively in order to maintain or renew key customer and partner agreements and relationships, to maintain volumes under such agreements or to favorably differentiate ourselves from our competitors;
•the ability to attract and retain employees;
•the failure to realize the benefits of acquisitions or divestitures we have completed or may undertake;
•the failure to achieve commercial and financial benefits as a result of our strategic minority equity investments;
•the impact of foreign currency exchange rates on the Company’s operations, revenue and income and other risks associated with our operations outside the United States;
•the failure to adequately safeguard custodial HSA assets;
•the incurrence of impairment charges if the Company’s assessment of the fair value of certain of its reporting units or assets changes;
•the uncertainties of investigations and litigation;
•the ability of the Company to protect its intellectual property and other proprietary rights;
•the impact of actions of activist investors including costs and expenses incurred to address activism-related matters and the distraction of management from business operations in responding to those actions, including any proposals or proxy contest for the election of directors at our annual meeting of stockholders;
•the impact of market volatility, regulatory capital requirements and other regulatory requirements on the operations of WEX Bank or its ability to make payments to WEX Inc.;
•the impact of the Company’s debt instruments on the Company’s operations;
•the impact of increased leverage on the Company’s operations, results or borrowing capacity generally;
•our ability to achieve our capital allocation priorities;
•changes in interest rates;
•the ability to refinance certain indebtedness or obtain additional financing;
•the actions of regulatory bodies, including tax, banking and securities regulators, or possible changes in tax, banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates;
•the failure to comply with the Treasury Regulations applicable to non-bank custodians;
•the impact from breaches of, or other issues with, the Company’s technology systems or those of its third-party service providers and any resulting negative impact on the Company’s reputation, liabilities or relationships with customers or merchants;

•the impact of regulatory developments with respect to privacy and data protection;
•the impact of any disruption to the technology and electronic communications networks we rely on;
•the ability to adopt, implement and use artificial intelligence technologies across our business successfully and ethically;
•the ability to maintain effective systems of internal controls;
•the failure to repurchase shares at favorable prices, if at all;
•the impact of provisions in our charter documents, Delaware law and applicable banking laws that may delay or prevent our acquisition or other strategic actions by a third party; as well as
•other risks and uncertainties identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 13, 2026, and subsequent filings with the Securities and Exchange Commission.

The forward-looking statements speak only as of the date of the initial filing of this earnings release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

WEX INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three months ended March 31,
	2026	2025
Revenues
Payment processing revenue	$284.2	$271.8
Account servicing revenue	182.5	179.1
Finance fee revenue	80.1	75.7
Other revenue	127.0	110.0
Total revenues	673.8	636.6
Cost of services
Processing costs	165.0	167.5
Service fees	24.2	25.7
Provision for credit losses	29.3	15.9
Operating interest	23.7	24.1
Depreciation and amortization	37.9	36.8
Total cost of services	280.1	270.0
General and administrative	87.3	73.7
Sales and marketing	104.6	90.9
Depreciation and amortization	43.7	44.7
Operating income	158.2	157.3
Financing interest expense, net of financial instruments	(53.6)	(53.0)
Other income (expense)	(0.7)	(0.8)
Net foreign currency gain (loss)	4.6	(3.1)
Income before income taxes	108.5	100.4
Income tax expense	30.8	28.9
Net income attributable to shareholders	$77.7	$71.5

Net income attributable to shareholders per share:
Basic	$2.25	$1.84
Diluted	$2.22	$1.81
Weighted average common shares outstanding:
Basic	34.5	38.9
Diluted	35.0	39.4

WEX INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$633.5	$905.8
Restricted cash	606.8	772.7
Accounts receivable	4,348.9	3,362.6
Investment securities	4,775.4	4,332.9
Securitized accounts receivable, restricted	185.1	123.7
Prepaid expenses and other current assets	164.7	215.4
Total current assets	10,714.4	9,713.0
Property, equipment and capitalized software	255.2	253.7
Goodwill and other intangible assets	4,121.6	4,103.4
Investment securities	92.8	94.2
Deferred income taxes, net	17.3	16.9
Other assets	224.0	218.2
Total assets	$15,425.3	$14,399.5
Liabilities and Stockholders’ Equity
Accounts payable	$1,713.8	$1,070.4
Accrued expenses and other current liabilities	526.3	695.2
Restricted cash payable	605.6	771.5
Short-term deposits	5,741.0	5,423.1
Short-term debt, net	1,631.4	1,326.4
Total current liabilities	10,218.2	9,286.6
Long-term debt, net	3,605.7	3,532.0
Deferred income taxes, net	194.7	187.3
Other liabilities	132.3	159.1
Total liabilities	14,150.9	13,165.0
Total stockholders’ equity	1,274.4	1,234.5
Total liabilities and stockholders’ equity	$15,425.3	$14,399.5

WEX INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2026	2025

Net cash used for operating activities	$(330.8)	$(481.6)

Cash flows from investing activities
Purchases of property, equipment and capitalized software	(37.5)	(32.6)
Purchases of available-for-sale debt securities	(653.0)	(146.0)
Sales and maturities of available-for-sale debt securities	177.2	175.5
Acquisition of intangible assets	—	(14.5)
Other investing activities	(10.8)	(5.9)
Net cash used for investing activities	(524.1)	(23.5)

Cash flows from financing activities
Repurchases of common stock	—	(790.0)
Net change in deposits	318.3	193.3
Net change in restricted cash payable	(160.9)	(194.1)
Payments of deferred and contingent consideration	(80.7)	(76.7)
Other financing activities	(29.7)	(34.4)
Net debt activity[3]	376.1	1,220.3
Net cash provided by financing activities	423.1	318.4

Effect of exchange rates on cash, cash equivalents and restricted cash	(6.4)	27.2
Net change in cash, cash equivalents and restricted cash	(438.1)	(159.5)
Cash, cash equivalents and restricted cash, beginning of period	1,678.4	1,437.0
Cash, cash equivalents and restricted cash, end of period	$1,240.3	$1,277.6

3 Net debt activity includes: borrowings and repayments on revolving credit facility; borrowings and repayments on term loans; proceeds from issuance of Senior Notes; borrowings and repayments on Bank Term Funding Program (BTFP); advances from and repayments to Federal Home Loan Bank (FHLB); net change in borrowed federal funds; and net borrowings on or repayments of other debt.

Exhibit 1 Reconciliation of Non-GAAP Measures
(in millions, except per share data) (unaudited)

Reconciliation of GAAP Net Income Attributable to Shareholders to Non-GAAP Adjusted Net Income Attributable to Shareholders

	Three Months Ended March 31,
	2026		2025
		per diluted share		per diluted share
Net income attributable to shareholders	$77.7	$2.22	$71.5	$1.81
Unrealized loss (gain) on financial instruments	0.2	—	(0.4)	(0.01)
Net foreign currency (gain) loss	(4.6)	(0.13)	3.1	0.08
Change in fair value of contingent consideration	0.7	0.02	0.8	0.02
Acquisition-related intangible amortization	45.8	1.31	47.8	1.21
Other acquisition and divestiture related items	0.9	0.03	2.5	0.06
Stock-based compensation	29.6	0.85	13.3	0.34
Other costs	10.2	0.29	14.8	0.38
Debt restructuring and debt issuance cost amortization	2.5	0.07	2.2	0.06
Tax related items	(17.6)	(0.50)	(17.2)	(0.44)
Adjusted net income attributable to shareholders	$145.3	$4.15	$138.4	$3.51

Reconciliation of GAAP Operating Income to Non-GAAP Total Segment Adjusted Operating Income and Adjusted Operating Income

	Three Months Ended March 31,
	2026	(margin)[4]	2025	(margin)[4]
Operating income	$158.2	23.5%	$157.3	24.7%
Unallocated corporate expenses	24.6		24.9
Acquisition-related intangible amortization	45.8		47.8
Other acquisition and divestiture related items	—		0.5
Stock-based compensation	29.6		13.3
Other costs	10.4		14.9
Total segment adjusted operating income	$268.8	39.9%	$258.7	40.6%
Unallocated corporate expenses	(24.6)		(24.9)
Adjusted operating income	$244.1	36.2%	$233.8	36.7%

The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, debt restructuring costs, stock-based compensation, other costs and certain non-recurring or non-cash operating charges that are not core to our operations, as applicable depending on the period presented. Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses.
The Company's non-GAAP adjusted net income, which similarly excludes the impact of all items excluded in adjusted operating income, further excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, debt issuance cost amortization, tax related items, and certain other non-operating items, as applicable depending on the period presented.
Although adjusted net income, adjusted operating income, and total segment adjusted operating income are not calculated in accordance with GAAP, our management team believes these non-GAAP measures are integral to our reporting and planning processes and uses them to assess operating performance because they generally exclude financial results that are outside the normal course of our business operations or management’s control. These measures are also used to allocate capital and resources among our operating segments.
For the periods presented herein, the following items have been excluded in determining one or more non-GAAP measures for the following reasons:
•Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future periods difficult to evaluate;
•Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany transactions denominated in foreign currencies and any gain or loss on foreign currency economic hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations;
•The change in fair value of contingent consideration, which is related to the acquisition of certain contractual rights to serve as custodian or sub-custodian to HSAs, is dependent upon changes in future interest rate assumptions and has no significant impact on the ongoing operations of the Company. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future periods difficult to evaluate;
•The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration-related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses on divestitures facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in our industry;
•Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time;
•Other costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. This also includes non-recurring professional service costs, costs related to certain identified initiatives, including restructuring and technology initiatives, to further streamline the
4 Margins are derived by dividing the applicable measures by total revenue for the Company.

business, improve the Company’s efficiency, create synergies and globalize the Company’s operations, all with an objective to improve scale and efficiency and increase profitability going forward.
•Impairment charges represent non-cash asset write-offs, which do not reflect recurring costs that would be relevant to the Company’s continuing operations. The Company believes that excluding these nonrecurring expenses facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in its industry;
•Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry;
•The tax related items are the difference between the Company’s GAAP tax provision and a non-GAAP tax provision. The Company utilizes a fixed annual projected long-term non-GAAP tax rate in order to provide better consistency across reporting periods. To determine this long-term projected tax rate, the Company performs a pro forma tax provision based upon the Company’s projected adjusted net income before taxes. The fixed annual projected long-term non-GAAP tax rate could be subject to change in future periods for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations; and
•The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment.
WEX believes that adjusted net income, adjusted operating income and total segment adjusted operating income may be useful to investors as a means of evaluating our performance. However, because adjusted operating income, total segment adjusted operating income, and adjusted net income are non-GAAP measures, they should not be considered as a substitute for, or superior to, operating income or net income as determined in accordance with GAAP. Adjusted operating income, total segment adjusted operating income and adjusted net income as used by WEX may not be comparable to similarly titled measures employed by other companies.

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow

Adjusted free cash flow is calculated as cash flows from operating activities adjusted for net purchases of current investment securities, capital expenditures, net Funding Activity, changes in WEX Bank cash balances and certain other adjustments.

Although non-GAAP adjusted free cash flow is not calculated in accordance with GAAP, WEX believes that adjusted free cash flow is a useful measure to further evaluate our results of operations because (i) adjusted free cash flow indicates the level of cash generated by the operations of the business, which excludes consideration paid on acquisitions, after appropriate reinvestment for recurring investments in property, equipment and capitalized software that are required to operate the business; (ii) net Funding Activity includes fluctuations in deposits and other borrowings primarily used as part of our accounts receivable funding strategy; (iii) purchases of current investment securities are made as a result of deposits gathered operationally; and (iv) WEX Bank cash balances may be increased or decreased for reasons other than matching operating activity. However, because adjusted free cash flow is a non-GAAP measure, it should not be considered as a substitute for, or superior to, operating cash flow as determined in accordance with GAAP. In addition, adjusted free cash flow as used by WEX may not be comparable to similarly titled measures employed by other companies.
The following table reconciles GAAP operating cash flow to adjusted free cash flow:

	Three Months Ended March 31,
(In millions)	2026	2025
Operating cash flow	$(330.8)	$(481.6)
Change in WEX Bank cash balances	236.5	67.7
Other adjustments[5]	42.6	58.8
Net Funding Activity[6]	616.9	375.5
Net sales and maturities (purchases) of current investment securities	(478.2)	28.3
Capital expenditures	(37.5)	(32.6)
Adjusted free cash flow	$49.5	$16.2

5 For the three months ended March 31, 2026 and 2025, other adjustments are predominantly comprised of contingent consideration paid to sellers in excess of acquisition-date fair value.
6 Net Funding Activity includes the change in net deposits, net advances from the FHLB, changes in participation debt, and changes in borrowings under the BTFP and borrowed federal funds.

Exhibit 2 Impact of Certain Macro Factors on Reported Revenue and Adjusted Net Income Attributable to Shareholders (in millions) (unaudited)
The tables below show the impact of certain macro factors on reported revenue:

	Segment Revenue Results
	Mobility		Benefits		Corporate Payments		Total WEX Inc.
	Three months ended March 31,
	2026	2025	2026	2025	2026	2025	2026	2025
Reported revenue	$344.6	$333.8	$216.2	$199.3	$113.0	$103.5	$673.8	$636.6
FX impact (favorable) / unfavorable	$(2.8)		$—		$(2.2)		$(5.1)
PPG impact (favorable) / unfavorable	$2.1		$—		$—		$2.1
To determine the impact of foreign exchange translation (“FX”) on revenue, revenue from entities whose functional currency is not denominated in U.S. dollars, as well as revenue from purchase volume transacted in non-U.S. denominated currencies, were translated using the weighted average exchange rates for the same period in the prior year, exclusive of revenue derived from acquisitions for one year following the acquisition dates.
To determine the impact of price per gallon of fuel (“PPG”) on revenue, revenue subject to changes in fuel prices was calculated based on the average retail price of fuel for the same period in the prior year for the portion of our business that earns revenue based on a percentage of fuel spend, exclusive of revenue derived from acquisitions for one year following the acquisition dates. For the portions of our business that earn revenue based on margin spreads, revenue was calculated utilizing the comparable margin from the prior year.
The table below shows the impact of certain macro factors on adjusted net income by segment:

	Segment Estimated Adjusted Net Income Attributable to Shareholders Impact
	Mobility		Benefits		Corporate Payments
	Three months ended March 31,
	2026	2025	2026	2025	2026	2025
FX impact (favorable) / unfavorable	$—	$—	$0.1	$—	$(0.7)	$—
PPG impact (favorable) / unfavorable	$2.1	$—	$—	$—	$—	$—
To determine the estimated earnings impact of FX on revenue and expenses from entities whose functional currency is not denominated in U.S. dollars, as well as revenue and variable expenses from purchase volume transacted in non-U.S. denominated currencies, amounts were translated using the weighted average exchange rates for the same period in the prior year, net of tax, exclusive of revenue and expenses derived from acquisitions for one year following the acquisition dates.
To determine the estimated earnings impact of PPG, revenue and certain variable expenses impacted by changes in fuel prices were adjusted based on the average retail price of fuel for the same period in the prior year for the portion of our business that earns revenue based on a percentage of fuel spend, net of applicable taxes, exclusive of revenue and expenses derived from acquisitions for one year following the acquisition dates. For the portions of our business that earn revenue based on margin spreads, revenue was adjusted to the comparable margin from the prior year, net of applicable taxes.

Exhibit 3 Selected Other Metrics (in millions, except rate statistics) (unaudited)
	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Mobility:
Payment processing transactions (1)	130.4	132.5	140.0	139.2	134.5
Payment processing gallons of fuel (2)	3,428.3	3,496.5	3,639.8	3,625.4	3,527.7
Average US fuel price (US$ / gallon)	$3.60	$3.29	$3.38	$3.28	$3.32
Payment processing $ of fuel (3)	$12,706.8	$11,859.4	$12,641.4	$12,216.2	$12,017.9
Net payment processing rate (4)	1.23%	1.33%	1.33%	1.31%	1.30%
Payment processing revenue	$156.8	$157.8	$168.2	$160.4	$156.4
Net late fee rate (5)	0.50%	0.56%	0.53%	0.54%	0.53%
Late fee revenue (6)	$64.2	$66.7	$67.2	$65.9	$63.7
Benefits:
Average number of SaaS accounts (7)	22.4	21.6	21.5	21.2	21.5
Purchase volume (8)	$2,496.7	$1,732.5	$1,770.5	$2,002.6	$2,329.9
Average HSA custodial cash assets	$5,154.2	$4,873.8	$4,808.5	$4,705.4	$4,608.9
Corporate Payments:
Purchase volume (9)	$17,908.4	$19,341.8	$23,176.6	$20,496.8	$17,285.2
Net interchange rate (10)	0.53%	0.53%	0.47%	0.48%	0.50%
Payment solutions processing revenue	$94.4	$102.8	$109.7	$97.7	$85.7
Definitions and explanations:
(1) Payment processing transactions represents the total number of purchases made by fleets that have a payment processing relationship with WEX.
(2) Payment processing gallons of fuel represents the total number of gallons of fuel purchased by fleets that have a payment processing relationship with WEX.
(3) Payment processing dollars of fuel represents the total dollar value of the fuel purchased by fleets that have a payment processing relationship with WEX.
(4) Net payment processing rate represents the percentage of the dollar value of each payment processing transaction that WEX records as revenue from merchants, less certain discounts given to customers and network fees.
(5) Net late fee rate represents late fee revenue as a percentage of fuel purchased by fleets that have a payment processing relationship with WEX.
(6) Late fee revenue represents fees charged for payments not made within the terms of the customer agreement based upon the outstanding customer receivable balance.
(7) Average number of SaaS accounts represents the average number of active consumer-directed health, COBRA, and billing accounts on our SaaS platforms.
(8) Purchase volume represents the total dollar value of all transactions where interchange is earned by WEX.
(9) Purchase volume represents the total dollar value of all WEX issued transactions that use WEX corporate card products and virtual card products.
(10) Net interchange rate represents the percentage of the dollar value of each payment processing transaction that WEX records as revenue from merchants, less certain discounts given to customers and network fees.

Exhibit 4 Segment Revenue Information (in millions) (unaudited)

	Three months ended March 31,		Increase (decrease)
Mobility	2026	2025	Amount	Percent
Revenues
Payment processing revenue	$156.8	$156.4	$0.4	0.3%
Account servicing revenue	53.2	49.9	3.3	6.7%
Finance fee revenue	79.8	75.2	4.6	6.2%
Other revenue	54.7	52.3	2.4	4.6%
Total revenues	$344.6	$333.8	$10.8	3.2%

	Three months ended March 31,		Increase (decrease)
Benefits	2026	2025	Amount	Percent
Revenues
Payment processing revenue	$33.0	$29.7	$3.2	10.9%
Account servicing revenue	114.5	115.9	(1.4)	(1.2)%
Finance fee revenue	—	—	—	NM
Other revenue	68.6	53.6	15.0	28.1%
Total revenues	$216.2	$199.3	$16.9	8.5%

	Three months ended March 31,		Increase (decrease)
Corporate Payments	2026	2025	Amount	Percent
Revenues
Payment processing revenue	$94.4	$85.7	$8.7	10.1%
Account servicing revenue	14.8	13.3	1.5	11.3%
Finance fee revenue	0.2	0.4	(0.2)	NM
Other revenue	3.6	4.0	(0.4)	(10.3)%
Total revenues	$113.0	$103.5	$9.6	9.3%
NM - Not meaningful

Exhibit 5 Segment Adjusted Operating Income and Adjusted Operating Income Margin Information (in millions) (unaudited)

	Segment Adjusted Operating Income		Segment Adjusted Operating Income Margin[7]
	Three Months Ended March 31,		Three Months Ended March 31,
	2026	2025	2026	2025
Mobility	$124.5	$131.4	36.1%	39.4%
Benefits	100.2	86.9	46.4%	43.6%
Corporate Payments	44.1	40.5	39.0%	39.1%
Total segment adjusted operating income	$268.8	$258.7	39.9%	40.6%

	Three Months Ended March 31,
	2026	2025
Adjusted operating income	$244.1	$233.8
Adjusted operating income margin[8]	36.2%	36.7%

News Media Contact:
WEX
Cuthbert Langley, 843-670-7490
press@wexinc.com

Investor Contact:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com
7 Segment adjusted operating income margin is derived by dividing segment adjusted operating income by the revenue of the corresponding segment (or the entire Company in the case of total segment adjusted operating income). See Exhibit 1 for a reconciliation of GAAP operating income and related margin to total segment adjusted operating income and related margin.
8 Adjusted operating income margin is derived by dividing adjusted operating income by total revenues of the entire Company as shown on the Condensed Consolidated Statement of Operations. See Exhibit 1 for a reconciliation of GAAP operating income and related margin to adjusted operating income and related margin.